Exhibit 10.46

Execution Copy

EQUITY PLEDGE AGREEMENT

given by

PYPO HOLDINGS (BK) COMPANY LIMITED

AS PLEDGOR

to

NEDERLAND SE FINANCIERINGS-MAATSCHAPPIJ

VOOR ONTWIKKELINGSLANDEN N.V.

AS PLEDGEE

in respect of the equity interests of

BEIJING PYPO TECHNOLOGY GROUP COMPANY LIMITED

30 JANUARY, 2009

SCHEDULE

SCHEDULE A	EQUITY INTERESTS	SCH A-1

SCHEDULE B	APPLICATION FORM FOR ADMINISTRATIVE PERMISSION AT BEIJING MUNICIPAL BUREAU OF COMMERCE	SCH B-1

SCHEDULE C	BOARD RESOLUTION OF COMPANY	SCH C-1

SCHEDULE D	BOARD RESOLUTION OF PLEDGOR	SCH D-1

SCHEDULE E	POWER OF ATTORNEY FOR ADMINISTRATIVE PERMISSION	SCH E-1

SCHEDULE F	APPLICATION FORM FOR ESTABLISHMENT REGISTRATION OF EQUITY PLEDGE	SCH F-1

SCHEDULE G	NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR ONTWIKKELINGSLANDEN N.V. POWER OF ATTORNEY	SCH G-1

SCHEDULE H	PYPO HOLDINGS (HK) COMPANY LIMITED POWER OF ATTORNEY	SCH H-1

SCHEDULE I	CERTIFICATE OF DESIGNATION OF REPRESENTATIVE OR JOINT AUTHORIZATION OF AGENT	SCH I-1

SCHEDULE J	POWER OF ATTORNEY	SCH J-1

i	EQUITY PLEDGE AGREEMENT

EQUITY PLEDGE AGREEMENT

THIS EQUITY PLEDGE AGREEMENT (this “Pledge Agreement”) is made on 30 January, 2009 and given by:

1.

PYPO HOLDINGS (HK) COMPANY LIMITED, a Hong Kong incorporated (intermediate) holding company and whose registered office is at 48th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong (the “Pledgor”);

IN FAVOUR OF:

2.	NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR ONTWIKKELINGS LANDEN N.V., a Netherland incorporated company and having its corporate seat in The Hague, The Netherlands and having its registered office at Anna van Saksenlaan 71, 2593 HW, The Hague, The Netherlands (the “Pledgee”);

IN RESPECT OF THE EQUITY INTERESTS OF:

3.	BEIJING PYPO TECHNOLOGY GROUP COMPANY LIMITED, a PRC registered wholly foreign owned company and whose registered office is at South Wing of the Main Building, Building 15, Zhongli, Cuiwei Community, Wanshou Road, Haidian District, Beijing, the People’s Republic of China (the “Company”).

RECITALS

WHEREAS:

A.	The Pledgor, the Pledgee and the Company, inter alias, have entered into the Term Facility Agreement pursuant to which the Pledgee has agreed to make Loans to the Pledgor upon the terms and subject to the conditions set forth therein.

B.	The Pledgor is the sole owner of the equity interests of the Company. The total investment amount of the Company is RMB 700,000,000, of which the registered capital is, as at the date hereof, RMB 700,000,000. The Pledgor has contributed the registered capital of the Company in the manner specified in the Company’s Articles of Association in the amount of RMB 700,000,000, representing, as at the date hereof, 100% of the registered capital of the Company.

C.	The Pledgor’s execution and delivery of this Pledge Agreement is a condition precedent to the initial disbursement of the Loans pursuant to the Term Facility Agreement.

NOW THEREFORE, it is agreed as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Defined Terms

In this Pledge Agreement, including in the Recitals above, the following terms have the meanings given to them below:

EQUITY PLEDGE AGREEMENT

“Approval Authority” means Beijing Municipal Bureau of Commerce or its successor or authorized entity.

“Term Facility Agreement” means the EUR 15,000,000 Term Facility Agreement dated 30 January, 2009 made between the Pledgor as borrower and the Pledgee as lender.

“Delegate” means any delegate, sub-delegate, agent, sub-agent or attorney that is appointed by the Pledgee.

“Equity Interests” means the Pledgor’s equity interests representing its contribution to the existing registered capital of the Company described in Schedule A (Equity Interests), fully paid in by the Pledgor.

“Filing Authority” means Beijing Administration for Industry and Commerce or its successor or authorized entity.

“Pledge” means the security expressed to be created by this Pledge Agreement, including the grant of security and the corresponding interests in and to the Pledged Property that are or are to be vested in the Pledgee hereby or pursuant hereto.

“Pledge Agreement Ancillary Documentation” means the items delivered or to be delivered to the Pledgee pursuant to Clauses 2.2 and 2.3.

“Pledge Agreement Perfection Requirements” means the actions to be completed pursuant to Clause 2.2.

“Pledged Property” means, collectively, all of the Pledgor’s rights, title and interests in, to and under the following property: (a) the Equity Interests; (b) all securities, moneys or property representing a dividend on the Equity Interests, or representing a distribution or return of capital upon or in respect of the Equity Interests, and any rights or options issued to the holders of, or otherwise arising in respect of, the Equity Interests; (c) without affecting the obligation of any person under any provision prohibiting such action hereunder or under any other Finance Document, in the event of any (i) consolidation, amalgamation or merger (or similar corporate action) in which the Company is not the surviving entity, all equity interests of the successor entity of such action resulting from the exchange of Equity Interests, and all rights related thereto; or (ii) de-consolidation or de-merger of the Company, all equity interests of the entities newly formed or resulting from such de-consolidation or de-merger, to the extent attributable to the proportionate interest represented by the Equity Interests and payable to the Pledgor, and all rights related thereto; and (d) all other accretions, rights, benefits, proceeds and advantages of any and all type or kind in respect of, derived from or arising out of the Equity Interests and payable to the Pledgor.

“Receiver” means a receiver, manager or administrative receiver of the whole or any part of the Pledged Property.

“Relevant Jurisdiction” means (a) the Hong Kong Special Administrative Region; and (b) the PRC.

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“Security” means a mortgage, charge, pledge, Lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Unpaid Sum” means any amount that is due and payable but unpaid by the Pledgor under the Finance Documents.

1.2	Additional Defined Terms

Unless this Pledge Agreement provides otherwise, a term that is defined in the Term Facility Agreement shall have the same meaning when used in this Pledge Agreement.

1.3	Interpretation

Clause 1.2 (Construction) of the Term Facility Agreement apply to this Pledge Agreement as if set forth herein, mutatis mutandis.

2.	PLEDGE

2.1	Pledge

As security for the prompt discharge in full when due of all of the obligations and liabilities of the Pledgor to the Pledgee under or pursuant to the Term Facility Agreement (“Secured Obligations”), the Pledgor hereby pledges in favour of the Pledgee, to the fullest extent permitted by or obtainable under the applicable laws of the PRC, all of the Pledgor’s rights, title and interests in, to and under the Pledged Property held by it by way of first priority security interest.

2.2	Approval, Filing and Registration

The Pledgor shall, and shall procure that the Company shall, assist the Pledgee or its representatives:

(a)	within ten (10) Business Days of the date of this Pledge Agreement, deliver or cause to be delivered to the Approval Authority all documents that the Approval Authority shall require in relation to its examination and approval of this Pledge, including (i) an application letter substantially in the form set out in Schedule B; (ii) an executed resolution of the board of directors of the Company substantially in the form set out in Schedule C; (iii) an executed resolution of the board of directors of the Pledgor in substantially the form set out in Schedule D; (iv) the Pledge Agreement duly executed by the parties hereto; (v) the capital contribution certificate of the Pledgor; (vi) a capital verification report issued by a PRC-registered accountant verifying the amount of the capital contributions to the Company’s registered capital; (vii) a photocopy of the notarized certificate of incorporation of the Pledgee to be authenticated by the local PRC diplomatic authority; (viii) a power of attorney for administrative permission for representative designated by the Company to complete the application substantially in the form set out in Schedule E; and (ix) other documents required by the Approval Authority;

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(b)	within thirty (30) Business Days after the acceptance by the Approval Authority of the documents referred to in Paragraph (a) above, obtain the approval of this Pledge from the Approval Authority and provide such original documentary evidence of approval to the Pledgee;

(c)	within five (5) Business Days of receipt of the approval of the Approval Authority referred to in Paragraph (b) above, deliver or cause to be delivered to the Filing Authority all documents that the Filing Authority shall require in relation to its filing of this Pledge, including (i) an application letter substantially in the form set out in Schedule F; (ii) a photocopy of the shareholder register of the Company affixed with the seal of the Company; (iii) a photocopy of the certificate of incorporation of the Pledgee certified true by its authorized signatory; (iv) a power of attorney signed by the Pledgee’s chairman authorizing the signatory thereof in the form set out in Schedule G; (v) a photocopy of the certificate of incorporation of the Pledgor certified true by its authorized signatory; (vi) a power of attorney signed by the Pledgor’s chairman authorizing the signatory thereof in the form set out in Schedule H; (vii) a photocopy of business license of the Company affixed with the seal of the Company; (viii) the Pledge Agreement duly executed by the parties hereto; (ix) a certificate for representatives jointly designated by the Pledgor and the Pledgee to complete the application substantially in the form set out in Schedule I; (x) the approval of the Approval Authority in relation to the Pledge; and (xi) other documents required by the Filing Authority;

(d)	within one (1) Business Days after the acceptance by the Filing Authority of the documents referred to in Paragraph (c) above, obtain documentary evidence from the Filing Authority in respect of filing of the Pledge and provide such original documentary evidence of filing to the Pledgee;

(e)	immediately upon filing of the Pledge with the Filing Authority, procure the recording of this Pledge Agreement and the Pledge in the capital contributions certificate and the register of shareholders of the Company; and

(f)	within five (5) weeks of creation of the Pledge under this Pledge Agreement, (i) register the Pledge with the Companies Registry in Hong Kong and (ii) enter the Pledge in the Register of Charges of the Pledgor, in accordance with Sections 80 and 89 of the Companies Ordinance (Cap. 32 of the laws of Hong Kong).

2.3	Delivery of Additional Documentation

Within five (5) Business Days of the date of this Pledge Agreement, the Pledgor shall deliver to the Pledgee each of the following:

(a)	a duly executed undated power of attorney of the Company, in the form set out in Schedule J; and

(b)	any other documents or items reasonably requested by the Pledgee or that may otherwise be required by the Approval Authority or Filing Authority for enforcement of this Pledge Agreement.

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2.4	Completion of Perfection Requirements

The Pledgor agrees to complete each of the Pledge Agreement Perfection Requirements, and deliver evidence of such completion to the Pledgee, promptly after the date of this Pledge Agreement, but in no event later than the dates specified herein.

3.	DIVIDENDS, VOTING AND INFORMATION

3.1	Before Security Enforceable

Until the occurrence of an Event of Default (“Enforcement Event”), the Pledgor shall be entitled to receive and retain all dividends, interest and other monies arising from the Pledged Property paid in accordance with the Finance Documents, and to exercise all voting rights in relation to the Equity Interests; provided that notwithstanding the foregoing, the Pledgor shall not (a) exercise such voting rights, or otherwise permit or agree to any variation of the rights attaching to or conferred by all or any part of the Pledged Property, in any manner that, in the reasonable opinion of the Pledge; would, or could reasonably be expected to, impair the value of, or prejudice the ability of the Pledgee (or any Receiver or Delegate) to sell, dispose or otherwise transfer the Pledged Property for full value; or (b) grant any power of attorney (other than pursuant to Clause 10 (Power of Attorney)) in respect of the Equity Interests unless such power of attorney by its terms terminates upon the occurrence of an Enforcement Event.

3.2	After Security Enforceable

At any time and from time to time after the occurrence of an Enforcement Event, the Pledgee shall be entitled (in the name of the Pledgor or otherwise and without any further consent or authority from the Pledgor or any other obligor) to do any or all of the following, subject only to obtaining all necessary governmental approvals from the Approval Authority:

(a)	cause the Equity Interests to be registered in its name (or the name of its nominee, designee or transferee);

(b)	exercise or refrain from exercising any and all voting, consensual and other powers of ownership pertaining to the Pledged Property (in the same manner as if the Pledgee were the sole and absolute owner thereof), including:

(i)	revoking, or causing to be revoked, any proxies, powers of attorney or other rights given or granted in respect of the Pledged Property;

(ii)	concurrence or participation in the reconstruction, amalgamation, sale or other disposal of by the Company or any of its assets (including the exchange, conversion or increase of registered capital as a consequence thereof);

(iii)	the release, modification or variation of any rights or liabilities attaching to the Pledged Property; and

5	EQUITY PLEDGE AGREEMENT

(iv)	the exercise, renunciation or assignment of any right to subscribe for any registered capital;

(c)	apply all dividends, interests and other monies arising from the Pledged Property as though they were proceeds of sale under this Pledge Agreement; and

(d)	demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Pledged Property;

in each case in such manner and on such terms as the Pledgee may think fit in its sole and absolute discretion subject to applicable law, and the Pledgor agrees to take all such action as may be appropriate to give effect to the rights of the Pledgee described herein.

3.3	Information

If the Pledgor receives any financial or other written information in respect of the Pledged Property that is sent by the Company to its shareholders or members, it shall promptly deliver a copy thereof to the Pledgee.

4.	CONTINUING SECURITY

This Pledge Agreement (a) shall constitute and be continuing security, which shall not be released or discharged by any intermediate payment or settlement of all or any of the Secured Obligations, and shall continue in full force and effect until all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full; and (b) is in addition to and independent of, and shall not prejudice or merge with, any other security (or any right of set-off) that the Pledgee may have or acquire at any time, including for any of the Secured Obligations.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Representations and Warranties

The Pledgor makes each of the representations and warranties set out in this Clause 5 to the Pledgee and acknowledges that the Pledgee has entered into the Finance Documents in reliance on these representations and warranties:

(a)	Status and Due Authorisation

The Pledgor is a company duly incorporated or formed under the laws of Hong Kong with power to enter into this Pledge Agreement and to exercise its rights and perform its obligations under this Pledge Agreement. All corporate and other actions required to authorise the Pledgor’s execution and delivery of this Pledge Agreement, and the performance of its obligations under this Pledge Agreement, have been duly taken.

6	EQUITY PLEDGE AGREEMENT

(b)	Binding Obligations

The obligations expressed to be assumed by the Pledgor under this Pledge Agreement are legal and valid obligations binding on and enforceable against it in accordance with the terms of this Pledge Agreement.

(c)	No Conflicts

The Pledgor’s execution of this Pledge Agreement and the exercise of its rights and performance of its obligations under this Pledge Agreement, do not and will not conflict with its articles of association or any other organizational documents, any applicable law or any agreement, deed, mortgage, bond or other instrument or contract to which it is a party or that is binding upon it or any of its assets or, except as expressly provided in the Finance Documents, will result in the creation of any Security over any of its assets.

(d)	No Deductions or Withholdings

The Pledgor is not required to make any deduction or withholding from any payment it may make under this Pledge Agreement.

(e)	No Filing or Stamp Taxes; All Actions Taken

Other than the Pledge Agreement Perfection Requirements:

(i)	under the laws of each Relevant Jurisdiction it is not necessary or advisable in the reasonable judgment of the Pledgee that this Pledge Agreement be filed, stamped, lodged, recorded or enrolled with any court or other governmental authority or that any stamp, registration or similar tax be paid on or in relation to this Pledge Agreement, or that any other Authorisation be made, given or obtained, or any similar action taken, by or with respect to the Pledgor, the Company, or any other person, in each case to ensure (A) the continuing validity and enforceability of this Pledge Agreement; (B) the ability of the Pledgee to enforce any of its rights hereunder; or (C) that the Pledgee has and continues to have a first priority security interest over the Pledged Property; and

(ii)	all other acts, conditions and things required to be done, fulfilled and performed in order (A) to enable the Pledgor to lawfully enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Pledge Agreement; (B) to ensure that the obligations expressed to be assumed by it in this Pledge Agreement are legal, valid and binding; and (C) to make this Pledge Agreement admissible in evidence in each Relevant Jurisdiction, have been done, fulfilled and performed.

(f)	Perfection and Priority

Upon fulfillment of the Pledge Agreement Perfection Requirements, to the fullest extent permitted by or obtainable under the applicable law of the PRC, the security

7	EQUITY PLEDGE AGREEMENT

over the Pledged Property constituted by this Pledge Agreement will provide a first priority security interest over the Pledged Property to the Pledgee.

(g)	No Actions on Transfer

Following an assignment or transfer of the Loans as contemplated by Clause 23 of the Term Facility Agreement, it is not necessary to make any filing or take any other action to ensure that the representations in paragraphs (e) and (f) above remain true and correct in all respects.

(h)	No Winding-up

The Pledgor has not taken any corporate action nor have any other steps been taken or legal proceedings been started against it for its winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues and no other steps that are similar or that would have a similar effect have been taken in its jurisdiction of incorporation or elsewhere.

(i)	No Adverse Interests

Subject only to the Security created by this Pledge Agreement, no person (other than the Pledgor) has any legal or beneficial interest (or any right to claim any such interest) in or over the Pledged Property.

(j)	No Disposals or Other Security

Except Security created pursuant to this Pledge Agreement, the Pledgor has not transferred, mortgaged, charged or otherwise disposed of (or agreed to transfer, mortgage, charge or otherwise dispose of), whether by way of security or otherwise, all or any of its right, title and interest in, to or under any of the legal or beneficial ownership of the Pledged Property or any part of it.

(k)	Equity Interests

As at the date of this Pledge Agreement, the registered capital of the Company is RMB 700,000,000 (the “Existing Registered Capital”), of which the Pledgor owns one hundred per cent (100%), and there is no proposed increase in respect of the registered capital of the Company to be subscribed to by any person. The Pledgor has fully paid in its contribution to the existing registered capital of the Company in the manner specified under clause 14 of the Company’s articles of association and there are no amounts owing from the Pledgor in respect of the Existing Registered Capital.

(l)	Choice of Law

In any proceedings taken in a Relevant Jurisdiction, the choice of PRC law as the governing law of this Pledge Agreement will be recognised and enforced.

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5.2	Repetition

The representations and warranties set out in Clause 5.1 above:

(a)	shall survive the execution of each Finance Document and each drawdown under the Term Facility Agreement; and

(b)	are made on the date of this Pledge Agreement, the date of each Utilisation and on each Interest Payment Date (save for the representations and warranties made in paragraphs 5.1(d), (e) and (g)) are deemed to be repeated on each day during the term of the Loan on which Repeating Representations are made and with reference to the facts and circumstances then existing.

6.	UNDERTAKINGS

6.1	Governmental Approvals and Other Actions

The Pledgor shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all governmental approvals required in or by the applicable laws of each Relevant Jurisdiction of the Pledgor to enable it to be lawfully entered into and perform its obligations under this Pledge Agreement and to ensure the legality, validity, enforceability and admissibility in each such Relevant Jurisdiction of this Pledge Agreement.

6.2	No Action

The Pledgor shall not take any action that would or could reasonably be expected to cause any of the representations made in Clause 5 (Representations and Warranties) to be untrue or incorrect in any material respect at any time during the term of the Loan including, with respect to the representations and warranties made pursuant to Clause 5.1(d), (e) and (g), as if such representations and warranties were deemed repeated on each day during the term of the Loan on which Repeating Representations are made and with reference to the facts and circumstances then existing.

6.3	Books, Records and Notations

The Pledgor agrees (a) to keep full and accurate books and records relating to the Pledged Property, and stamp or otherwise mark such books and records in such manner as the Pledgee may reasonably require in order to reflect the charge granted by this Pledge Agreement; (b) if the Pledgee reasonably believes an Event of Default to be continuing, permit the Pledgee or its representatives, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Pledged Property; and (c) to forward copies of any notices or communications received by the Pledgor with respect to the Pledged Property to the Pledgee.

7.	FURTHER ASSURANCE

The Pledgor shall from time to time and at its own expense give all such assurances and do all such things as the Pledgee may reasonable require or consider desirable to enable the Pledgee to perfect, preserve or protect the security created or intended to be created by this

9	EQUITY PLEDGE AGREEMENT

Pledge Agreement or to enable the Pledgee to exercise any of the rights conferred by this Pledge Agreement or by applicable law, and to that intent the Pledgor shall execute all such instruments, deeds and agreements and give all such notices and directions as the Pledgee may reasonably require.

8.	ENFORCEMENT OF SECURITY

8.1	Security Enforceable

The Security constituted by this Pledge Agreement shall become immediately enforceable upon the occurrence of an Enforcement Event and shall remain so for as long as such Enforcement Event is continuing.

8.2	Enforcement

At any time on and after an Enforcement Event, the Pledgee may in its absolute discretion enforce all or any part of the security granted hereunder and exercise any of the rights conferred on it by this Pledge Agreement or by applicable law at such times and in such manner as it thinks fit (the “Enforcement Date”), subject only to obtaining all necessary governmental approvals from the Approval Authority and as otherwise required by applicable laws of the PRC.

8.3	Power of Sale

At any time on and after the Enforcement Date but subject always to applicable laws of the PRC, the Pledgee may sell or otherwise dispose of the Pledged Property or any part of it and shall be entitled to apply the proceeds of such sale or other disposal in paying the costs of such sale or disposal and thereafter in or towards the discharge of the Secured Obligations or otherwise as provided for in this Pledge Agreement. Without limiting the generality of the foregoing, any sale, assignment or other disposal may be conducted at such place as the Pledgee determines unless otherwise stipulated by relevant PRC governmental authorities, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except only for such procedures mandatorily required pursuant to applicable laws of the PRC), and the Pledgee or anyone else may be the purchaser, assignee or recipient of any or all of the Pledged Property so disposed of at any public sale (or, to the extent permitted by applicable law, at any private sale) and thereafter hold the same absolutely, free from any claim, right or Security of whatsoever kind of the Pledgor, subject to any applicable laws of the PRC requiring the subsequent disposition of all or any part of the Pledged Property by such purchaser, assignee or recipient within mandated statutory timeframes.

8.4	Registration of Transfer and Certain Actions

(a)	The Pledgee shall be entitled at any time on and after the Enforcement Date, complete and deliver any of the Pledge Agreement Ancillary Documents required by the Approval Authority and Filing Authority to enforce the Pledge and effect a transfer of the Pledged Property, which may be completed in the name of the Pledgee (or any nominee, designee or transferee).

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(b)	The Pledgor hereby irrevocably authorises, instructs, empowers and directs the Pledgee to date, complete and deliver at any time on or after the Enforcement Date any the Pledge Agreement Ancillary Documents required by the Approval Authority and Filing Authority to enforce the Pledge and effect a transfer of the Pledged Property, which may be completed in the name of the Pledgee (or any nominee, designee or transferee).

(c)	The Pledgor agrees to do whatever the Pledgee reasonably requires and directs at any time on or after the Enforcement Date in order to procure (i) the prompt registration of any transfer of the Pledged Property to, and the prompt issuance of all applicable approvals and certificates for the transferred Equity Interests in the name of, the Pledgee (or such nominee, designee or transferee); and (ii) all of the other actions contemplated by this Pledge Agreement and the Pledge Agreement Ancillary Documents.

8.5	Obligations of Pledgor

The Pledgor shall remain liable to perform all the obligations assumed by it in relation to the Pledged Property and the Pledgee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Pledgor to perform its obligations in respect thereof.

9.	APPLICATION OF PROCEEDS

Any moneys held or received by the Pledgee under or pursuant to this Pledge Agreement shall be applied by the Pledgee in accordance with the terms of the Term Facility Agreement.

10.	POWER OF ATTORNEY

10.1	Appointment

The Pledgor shall cause the Company to provide to the Pledgee a duly authorized, executed and undated power of attorney bearing the Company’s seal and signed by all directors of the Company in the form set forth in Schedule J, and the Pledgor agrees that at any time after the Enforcement Date, the Pledgee may at its sole discretion enforce the Pledge in accordance with the prior consent of the Pledgor provided pursuant to such power of attorney notwithstanding any contrary provision of this Pledge Agreement.

10.2	Ratification

The Pledgor ratifies and confirms and agrees to ratify and confirm whatever the Pledgee as attorney shall do in its capacity as such in accordance with the terms of this Pledge Agreement.

10.3	Exercise of Powers

The Pledgee agrees to take no action under the power of attorney granted to it in accordance with Clause 10.1 (Appointment) until on or after the occurrence of an Enforcement Event.

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11.	LIABILITY OF PLEDGEE

To the fullest extent permitted by applicable laws of the PRC, the Pledgee shall not in any circumstances (either by reason of taking possession of the Pledged Property or for any other reason):

(a)	be liable to account to the Pledgor or any other person for anything except the Pledgee’s own actual receipts which have not been distributed or paid to the persons entitled thereto; or

(b)	be liable to the Pledgor for any costs, charges, losses, liabilities or expenses arising from or connected with the enforcement of the Pledge or from any act or omission of the Pledgee, its officers, employees or agents in relation to the Pledged Property or from any exercise or non-exercise by the Pledgee of any right exercisable by it under this Pledge Agreement unless such costs, charges, losses, liabilities or expenses are caused, directly or indirectly, by the Pledgee’s willful default or gross negligence.

12.	PROTECTION OF THIRD PARTIES

12.1	No Enquiry Required

No purchaser or other person dealing with the Pledgee or its Delegates or Receivers shall have any need to enquire whether the Secured Obligations have become due and payable, whether any power that the Pledgee is purporting to exercise has become exercisable or whether any of the Secured Obligations remain outstanding, or to have regard to the application of any money paid to the Pledgee.

12.2	Reliance on Receipt and Certificate

A receipt of the Pledgee shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Pledgee. A certificate in writing by an officer or Delegate of the Pledgee confirming that any power of sale or other disposal has arisen and is exercisable shall be conclusive evidence of that fact, in favour of a purchaser of all or any part of the Pledged Property.

12.3	Purchaser

In this Clause, “purchaser” includes any person acquiring, for money or other consideration, any right, title or interest in, to or under the Pledged Property.

13.	RELEASE OF THE SECURITY

After the end of term of the Loan and the full discharge of the Secured Obligations, the Pledgee shall, at the request and cost of the Pledgor, execute all such documents and do all such other things as may be required to release the security over the Pledged Property, in each case without recourse to or any representation or warranty by or from the Pledgee.

14.	PAYMENTS

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14.1	Grossing Up

The provisions of Clause 12.2 (Tax gross-up) of the Term Facility Agreement shall be deemed to be incorporated into this Pledge Agreement, mutatis mutandis, as if it were set out in full herein.

14.2	Payments without Set-Off

Any payment made by the Pledgor under this Pledge Agreement shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

14.3	Manner of Payment

Each payment made by the Pledgor under this Pledge Agreement shall be paid in the manner specified by the Term Facility Agreement or as otherwise directed by the Pledgee.

15.	COSTS AND EXPENSES

15.1	Transaction Costs

The Pledgor shall from time to time on demand of the Pledgee reimburse the Pledgee on a full indemnity basis for all reasonable out of pocket costs and expenses properly incurred by, or any remuneration payable to the Pledgee in connection with the perfection of this Pledge Agreement and the implementation of the arrangements contemplated herein.

15.2	Taxes

The Pledgor shall promptly pay all stamp, registration, documentary and other taxes, including any penalties, fines, supplements, surcharges or interest relating to such taxes, to which this Pledge Agreement or any judgment given in connection with this Pledge Agreement is or at any time may be subject and shall from time to time on demand of the Pledgee indemnify the Pledgee against any liabilities, costs, claims and expenses resulting from any failure to pay or delay in paying any such tax.

15.3	Indemnity

The Pledgor shall indemnify and hold harmless the Pledgee (including each of its respective agents, Delegates, sub-delegates and Receivers) on demand from and against any and all costs, claims, losses, expenses and liabilities which the Pledgee or a Receiver may incur as a result of the occurrence of any Event of Default or the preservation, exercise or enforcement by the Pledgee of the security provided by this Pledge Agreement or the exercise or enforcement by the Pledgee of any of its rights of or any of them conferred on it by applicable law, unless such costs, claims, losses or expenses are caused by the gross negligence or willful misconduct of the Pledgee or any of its respective agents, Delegates, sub-delegates or Receivers.

16.	ASSIGNMENTS AND TRANSFERS

13	EQUITY PLEDGE AGREEMENT

16.1	The Pledgor’s Rights

None of the rights and benefits of the Pledgor under this Pledge Agreement shall be capable of being assigned or transferred and the Pledgor undertakes not to seek to assign or transfer all or any of such rights and benefits.

16.2	The Pledgee’s Rights

The Pledgee may, to the fullest extent permitted by applicable laws of the PRC, assign or transfer all or any of its rights and benefits under this Pledge Agreement without the consent of the Pledgor in accordance with the terms of the Term Facility Agreement and this Pledge Agreement.

17.	REMEDIES AND WAIVERS

To the fullest extent permitted by applicable laws of the PRC, no failure by the Pledgee to exercise, nor any delay by the Pledgee in exercising, any right or remedy under this Pledge Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any such right or remedy prevent any further or other exercise thereof or the exercise of any other such right or remedy.

18.	SET-OFF

18.1	Right to Set-Off

While any Event of Default is continuing, the Pledgee may set off any rights in respect of any Secured Obligation that is due and payable against any liability (whether or not due and payable) of the Pledgee to the Pledgor, regardless of the place of payment, booking branch or currency of such obligation, and may in order to do so convert, at such time as it considers appropriate, an amount in one currency into an amount in another currency at such rate of exchange as is then available to it and shall notify the Pledgor in accordance with Clause 27 (Set-off) of the Term Facility Agreement.

18.2	No Obligation

The Pledgee shall not be obliged to exercise any rights given to it by Clause 18.1 (Right to Set-Off).

19.	ADDITIONAL PROVISIONS

19.1	Partial Invalidity

If at any time any provision of this Pledge Agreement is or becomes illegal, invalid or unenforceable in any respect or any or all of the security over the Pledged Property is or becomes ineffective in any respect under the applicable law of any jurisdiction, such illegality, invalidity, unenforceability or ineffectiveness shall not, to the fullest extent permitted by applicable laws of the PRC, affect:

14	EQUITY PLEDGE AGREEMENT

(a)	the legality, validity or enforceability of the remaining provisions of this Pledge Agreement or the effectiveness in any other respect of the security provided under such applicable law; or

(b)	the legality, validity or enforceability of such provision or the effectiveness of such security under the applicable law of any other jurisdiction.

19.2	Rights Cumulative

The rights and remedies provided by this Pledge Agreement are cumulative and not exclusive of any rights or remedies provided by applicable law or pursuant to any other Finance Document.

20.	NOTICES

20.1	Communications in Writing

Each communication to be made under this Pledge Agreement shall be made and effective in the manner specified in Clause 28 (Notices) of the Term Facility Agreement.

20.2	English Language

Each communication and document made or delivered by one party to another pursuant to this Pledge Agreement shall be in English or accompanied by a translation into English that is certified (by an officer of the person making or delivering the same) as being a true and accurate translation.

21.	GOVERNING LAW

This Pledge Agreement, including all amendments made hereto or waivers granted in respect of any provision hereof, shall be governed by the laws of the PRC.

22.	JURISDICTION

22.1	Jurisdiction of PRC Courts

(a)	The courts of the PRC have exclusive jurisdiction to settle any dispute arising out of or in connection with this Pledge Agreement (including a dispute regarding the existence, validity or termination of this Pledge Agreement) (a “Dispute”).

(b)	The parties agree that the courts of the PRC are the most appropriate and convenient courts to settle disputes and accordingly the Pledgor irrevocably waives any objection that it might now or hereafter have to any proceedings being brought or disputes settled in the courts of the PRC and agrees not to claim that any such court is not a convenient or appropriate forum.

(c)

This Clause 22.1 is for the benefit of the Pledgee only. Nothing in this Clause 22.1 shall (and nor shall it be construed so as to) limit the right of the Pledgee to take proceedings against the Pledgor in any other court of competent jurisdiction nor shall

15	EQUITY PLEDGE AGREEMENT

the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

22.2	Service of Process

The Pledgor agrees that the process by which any proceedings are begun may be served on it by being delivered in connection with any proceedings in the PRC to the Company (at the address set forth in this Pledge Agreement as its agent for service of process. If the appointment of the person mentioned in this Clause ceases to be effective, the Pledgor shall immediately appoint another person in the PRC to accept service of process on its behalf in the PRC and if it fails to do so within fifteen (15) days the Pledgee shall be entitled to appoint such a person by notice to the Pledgor. Nothing contained in this Pledge Agreement shall affect the right to serve process in any other manner permitted by applicable law.

22.3	Waiver of Immunity

To the extent that the Pledgor may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself, its assets or revenues such immunity (whether or not claimed), the Pledgor irrevocably agrees not to claim, and irrevocably waives, such immunity to the full extent permitted by the applicable laws of such jurisdiction.

23.	EFFECTIVENESS

23.1	Counterparts

This Pledge Agreement may be executed in counterparts and such counterparts taken together shall constitute one and the same instrument.

23.2	Date Effective

This Pledge Agreement shall take effect and be delivered on the date on which it is stated to be made. Notwithstanding the foregoing, the Security created by the Pledge Agreement shall become effective upon approval by the Approval Authority and when all registration and filing referred to in Clause 2.2 (Approval, Filing and Registration) have been duly completed

24.	RECEIVERS AND DELEGATES

The Pledgee may in its sole discretion by written instrument, appoint any one or more persons, representing the Pledgee, to act as Receivers of all or any part of the Pledged Property (a) at any time after occurrence of an Enforcement Event; (b) at any time if a petition is presented for the winding up or liquidation of the Pledgor; or (c) if the Pledgor requests it to do so, and may remove any Receiver so appointed and appoint another in his stead at any time (with or without cause), and the following provisions shall have effect in relation thereto:

16	EQUITY PLEDGE AGREEMENT

(i)	such appointment may be made either before or after the Pledgee shall have taken possession of the Pledged Property or any part thereof;

(ii)	a Receiver appointed hereunder shall have, mutatis mutandis, the powers, authorities and discretions conferred upon the Pledgee under this Agreement and applicable law, subject to such restrictions as the Pledgee, in its sole discretion, may think fit; and without prejudice to the generality of the foregoing, any such Receiver may be appointed to the whole or substantially the whole of the Pledged Property;

(iii)	such Receiver shall, in the exercise of its powers, authorities and discretions conform to directions from time to time given by the Pledgee in its sole discretion;

(iv)	the Pledgee may in its sole discretion from time to time and at any time require any such Receiver to provide security for the due performance of its duties as Receiver and may fix the nature and amount of the security to be so given, but the Pledgee shall not be bound in any case to require any such security;

(v)	all monies from time to time received by such Receiver shall be applied by it in accordance with the provisions of the Term Facility Agreement; and

(vi)	the exclusion of any part of the Pledged Property from the appointment of the Receiver shall not (subject as otherwise provided herein) preclude the Pledgee from subsequently extending its appointment (or that of a Receiver) to that part.

[Signature Page Follows] [Remainder of Page Intentionally Left Blank]

17	EQUITY PLEDGE AGREEMENT

SCHEDULE A

EQUITY INTERESTS

Company	Registered Owner	Registered Capital (and % ownership)
Beijing Pypo Technology Group Company Limited	Pypo Holdings (HK) Company Limited	RMB 700,000,000 (100%)

SCH A-1	EQUITY PLEDGE AGREEMENT

SCHEDULE B

APPLICATION FORM FOR ADMINISTRATIVE PERMISSION AT BEIJING

MUNICIPAL BUREAU OF COMMERCE

Beijing Municipal Bureau of Commerce:

I (the company) apply for the administrative permission for approval on the pledge over Pypo Holdings (HK) Company Limited’s equity interest in Beijing Pypo Technology Group Company Limited. The documents submitted are listed as follows:

1.	an executed resolution of the board of directors of Beijing Pypo Technology Group Company Limited;

2.	an executed resolution of the board of directors of Pypo Holdings (HK) Company Limited;

3.	the Pledge Agreement duly executed by the parties hereto;

4.	the capital contribution certificate of Pypo Holdings (HK) Company Limited;

5.	a capital verification report issued by a PRC-registered accountant verifying the amount of the capital contributions to Beijing Pypo Technology Group Company Limited’s registered capital;

6.	a photocopy of the notarized certificate of incorporation of NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR ONTWIKKELINGSLANDEN N.V. to be authenticated by the local PRC diplomatic authority; and

7.	a power of attorney for administrative permission for representative designated by Beijing Pypo Technology Group Company Limited to complete the application.

Other major information:

1.	Basic information of Beijing Pypo Technology Group Company Limited (including name, address, total investment, registered capital, shareholders and their investment proportion, business scope, business validity period and so on);

2.	Matters reported for approval and reasons thereof.

I (the company) promise: all the documents we submitted are authentic and valid. Please examine and approve the application in accordance with applicable laws and regulations.

SCH B-1	EQUITY PLEDGE AGREEMENT

Applicant: Beijing Pypo Technology Group Company Limited

Signed by authorized representative of the applicant:

[to be signed by Mr. Zhang Kilo] By Mr. Zhang Kuo Legal Representative of the Applicant

Address of the applicant:

South Wing of the Main Building, Building 15, Zhongli, Cuiwei Community, Wanshou Road, Haidian District, Beijing

Postcode: 100036

Contact person: Ms. WANG Xuemei

Telephone: 86-10-58528107, 13910819950

SCH B-2	EQUITY PLEDGE AGREEMENT

SCHEDULE C

BOARD RESOLUTION OF COMPANY

WHEREAS Pypo Holdings (UK) Company Limited (the “Pledgor”), and NEDERLANDSE FlNANCIERINGS-MAATSCHAPPIJ VOOR ONTWIKKELINGSLANDEN N.V. (the “Pledgee”) will enter into an equity pledge agreement, the draft form (draft date [•], 2009) of which is attached to these written resolutions (the “Pledge Agreement”), whereby the Pledgor agrees to pledge, by way of first priority security, to the Pledgee all of its equity interest in Beijing Pypo Technology Group Company Limited (the “Company”). Terms used in this resolution but not defined herein have the meanings set forth in the Pledge Agreement.

The directors of the Company hereby unanimously RESOLVE:

(a)	THAT the Pledgor may pledge its equity interest in the Company in accordance with the terms and conditions of the Pledge Agreement;

(b)	THAT the Company will apply to the relevant Approval Authority for the requisite approval in respect of the Pledge Agreement;

(c)	THAT, upon receipt thereof, the Company will file the approval mentioned in item (b) above with the relevant branch of the Filing Authority; and

(d)	THAT the Company will execute a power of attorney in favour of the Pledgee in accordance with Clause 10.1 of the Pledge Agreement.

Dated [•], 2009

Signed:		Signed:
Name:	Mr. ZHANG Kuo	Name:	Mr. FEI Dongping
Title:	Chairman	Title:	Director

Signed:		Signed:
Name:	Mr. ZHOU Hengyang	Name:	Mr. KAM Yuen
Title:	Director	Title:	Director

Signed:		Signed:
Name:	Ms. ZHENG Ting	Name:	Mr. JIANG Jinyu
Title:	Director	Title:	Director

Signed:
Name:	Mr. KWONG Clement Kai Yin
Title:	Director

[Affix Company Seal]

SCH C-1	EQUITY PLEDGE AGREEMENT

SCHEDULE D

BOARD RESOLUTION OF PLEDGOR

WHEREAS Pypo Holdings (HK) Company Limited (the “Pledgor”), and NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR ONTWIKKELINGSLANDEN N.V. (the “Pledgee”) will enter into an equity pledge agreement, the draft form (draft date [•], 2009) of which is attached to these written resolutions (the “Pledge Agreement”), whereby the Pledgor agrees to pledge, by way of first priority security, to the Pledgee all of its equity interest in Beijing Pypo Technology Group Company Limited (the “Company”). Terms used in this resolution but not defined herein have the meanings set forth in the Pledge Agreement.

The directors of the Pledgor hereby unanimously RESOLVE:

(a)	THAT the Pledgor may pledge its equity interest in the Company in accordance with the terms and conditions of the Pledge Agreement;

(b)	THAT the Pledgor shall cause the Company to apply to the relevant Approval Authority for the requisite approval in respect of the Pledge Agreement;

(c)	THAT, upon receipt thereof; the Pledgor shall cause the Company to file the approval mentioned in item (b) above with the relevant branch of the Filing Authority; and

(d)	THAT the Pledgor shall cause the Company to execute a power of attorney in favour of the Pledgee in accordance with Clause 10.1 of the Pledge Agreement.

Dated [•], 2009

Signed:		Signed:
Name:	ZHANG Kuo	Name:	KONG Kam Yu Sammy
Title:	Director	Title:	Director

Signed:		Signed:
Name:	FEI Dongping	Name:	Kam Yuen
Title:	Director	Title:	Director

Signed:
Name:	KWONG Clement Kai Yin
Title:	Director

[Affix Pledgor Seal]

SCH D-1	EQUITY PLEDGE AGREEMENT

SCHEDULE E

POWER OF ATTORNEY FOR ADMINISTRATIVE PERMISSION

Grantor (name): Beijing Pypo Technology Group Company Limited

Legal representative: Mr. Zhang Kuo

Address: South Wing of the Main Building, Building 15, Zhongli, Cuiwei Community,

                Wanshou Road, Haidian District, Beijing, 100036, China

Telephone: 86-10-58528107

Attorney (name): Mr. Wang Yaxun at Beijing Run Ming Law Office

Legal representative: Mr. Liu Yi (Legal Representative of Beijing Run Ming Law Office)

Address: Suite 1806, NCI Tower, 12A Jianguomenwai Avenue, Chaoyang District,

                Beijing, 100022, China

Telephone: 86-10-65693511, 86-13810170420

Commitment: Go through all the required formalities to apply for the approval on pledge over equity interest in Beijing Pypo Technology Group Company Limited

Grantor	Attorney

[Signature of Mr. Zhang Kuo] [Seal of Beijing Pypo] By Mr. Zhang Kuo Its Legal Representative [•], 2009	[Signature of Mr. Wang Yaxun] [Seal of Beijing Run Ming Law Office] By Mr. Wang Yaxun Its Attorney-at-Law [•], 2009

SCH E-1	EQUITY PLEDGE AGREEMENT

SCHEDULE F

APPLICATION FORM FOR ESTABLISHMENT

REGISTRATION OF EQUITY PLEDGE

Registration Items	Name of the Company (in which the equities are pledged)	Beijing Pypo Technology Group Company Limited	Registration Number	110000410289834

Pledgor (Name) and Number of Certificate: Pypo Holdings and Company Limited, 1172340

Pledgee (Name) and Number of Certificate: Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V. 27078545

	Amount of the Pledged Equities	RMB 700,000,000

	Amount of the Debt Secured	EUR 15,000,000

Items Applied for Registration	Type of the Equity	☒ Equity of Limited Liability Company ☐ Equity of Company Limited by Shares
	Type of the Pledgor	☒ Company ☐ Non-corporation Legal Person ☐ Partnership Enterprises ☐ Wholly Individual Owned Enterprise ☐ Farmers’ Professional Co-operative ☐ Natural Person ☐ Others
	Type of the Pledgee	☒ Bank ☐ Non-banking Financial Institutions ☐ Non-financial Enterprise ☐ Natural Person ☐ Others

Declaration of the Applicant	The pledgor has conducted a necessary examination of the equities above and accepted them as a pledge subject matter voluntarily.

The applicant apply for the registration of equity pledge, having read and learn the following:

The applicant shall be responsible for the truthfulness of the material content of the application material and the legality and validity of the Pledge Agreement.

The company in which the equities are pledged shall be a Limited Liability Company or a Joint Stock Limited Company which is not registered with the Securities Registration and Settlement Agencies. The pledged equities shall be equities that may be legally transferred, have complete rights thereof and are not frozen by the People’s Court by law.

If the company in which the equities are pledged is a Limited Liability Company, it shall register each shareholder’s name and its amount of capital contributions in the company registration authority. Where any of the registered items is changed, the company shall modify the registration. If the company fails to do so, it shall not, on the basis of the unregistered or unmodified registration item, stand up to any third party.

No Joint Stock Limited Company may accept any subject matter taking the stocks of this company as a pledge.

Where a company intends to provide guaranty for others, the company shall make a resolution through the board of directors, shareholders’ meeting or shareholders’ assembly according to its articles of association; if the articles of association prescribes any limit on the total amount of guaranties or a single guaranty, the aforesaid total amount or amount shall not exceed the limited amount. If a company intends to provide guaranty to a shareholder or actual controller of the company, it shall make a resolution through the shareholder’s meeting or shareholders’ assembly.

The applicant shall be responsible for arising economic disputes and legal liability from material content of the application materials violating the laws, administrative regulations and its articles of association.

SCH F-1	EQUITY PLEDGE AGREEMENT

Signed by the Pledgor	Signed by the Pledgee

[Authorized Signature]	[Authorized Signature]
[•], 2009	[•], 2009

Signed by the person collecting the notice letter:

The number of the notice letter:

Date:

(Note: When there are more than one pledgor or pledgee, they shall duplicate this form and sign and seal on it.)

SCH F-2	EQUITY PLEDGE AGREEMENT

SCHEDULE G

NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR

ONTWIKKELINGSLANDEN N.V. POWER OF ATTORNEY

I, [Name] , the Chairman of NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR ONTWIKKELINGSLANDEN N.V. (the “Pledgee”) hereby authorize [Name] , [Position] , to negotiate, execute, deliver and/or perform such agreements, certificates, instruments or other documents, and to take such other actions, in the name and on behalf of the Pledgee, as he/she deems necessary and desirable in order to complete the governmental formalities under the PRC laws to perfect the pledge contemplated by this Pledge Agreement.

WITNESS my hand and the company seal of said NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR ONTWIKKELINGSLANDEN N.V. in the         , this day          of                     , 2009.

PRESENT when the Company Seal of NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR ONTWIKKELINGSLANDEN N.V. was affixed hereto:

Chairman

[Name of the authorized person] [Position]

SCH G-1	EQUITY PLEDGE AGREEMENT

SCHEDULE H

PYPO HOLDINGS (HK) COMPANY

LIMITED POWER OF ATTORNEY

I, [Name] , the Chairman of PYPO HOLDINGS (HK) COMPANY LIMITED (the “Pledgor”) hereby authorize Mr. Kam Yuen   , Director , to negotiate, execute, deliver and/or perform such agreements, certificates, instruments or other documents, and to take such other actions, in the name and on behalf of the Pledgee, as he/she deems necessary and desirable in order to complete the governmental formalities under the PRC laws to perfect the pledge contemplated by this Pledge Agreement.

WITNESS my hand and the company seal of said PYPO HOLDINGS (HK) COMPANY LIMITED in         , this          day of                     , 2009.

PRESENT when the Company Seal of PYPO HOLDINGS (HK) COMPANY LIMITED was affixed hereto:

Chairman

KAM Yuen Director

SCH H-1	EQUITY PLEDGE AGREEMENT

SCHEDULE I

CERTIFICATE OF DESIGNATION OF REPRESENTATIVE

OR JOINT AUTHORIZATION OF AGENT

Pledgor: Pypo Holdings (HK) Company Limited

Pledgee: Nederlandse Financierings-Maatscbappij voor Ontwikkelingslanden N.V.

The Designated Representative or Authorized Agent: Mr. WANG Yaxun at Beijing Run

                                                    Ming Law Office

Commitments: ☒ to submit registration materials ☒ to collect the notice letter ☒ others

The limits of power of the Designated Representative or Authorized Agent to correct relative materials:

1.	agree ☒ disagree ☐ to amend the spelling mistakes of related materials;

2.	agree ☒ disagree ☐ to amend the filling mistakes of related forms;

3.	other matters authorized to amend.

The term of authorization is from February 1, 2009 to December 31, 2009.

SCH I-1	EQUITY PLEDGE AGREEMENT

SCHEDULE J

POWER OF ATTORNEY

WHEREAS:

A.	Pypo Holdings (HK) Company Limited (the “Pledgor”) as the sole equity holder of Beijing Pypo Technology Group Company Limited (the “Company”) on [•] entered into an Equity Pledge Agreement (the “Pledge Agreement”) with NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR ONTWIKKELINGSLANDEN N.V. (the “Pledgee”) for the pledge of the entire equity interest in the Company to the Pledgee (the “Pledge”).

B.	Clause 10.1 of the Pledge Agreement provides that the Pledgor shall cause the Company to provide to the Pledgee a Power of Attorney authorizing the Pledgee to make all necessary applications on behalf of the Company to relevant PRC Governmental Authorities to enforce the Pledge (“Power of Attorney”).

C.	At a duly convened meeting of the Directors of the Company, the Directors passed a board resolution authorizing the grant of this Power of Attorney to the Pledgee.

NOW THEREFORE:

The Company hereby irrevocably appoints NEDERLANDSE FINANCIERINGS-MAATSCHAPPLI VOOR ONTWIKKELINGSLANDEN N.V. as the Company’s true and lawful attorney to:

(a)	pursuant to Clause 10.1 of the Pledge Agreement, make all necessary applications and filings on behalf of the Company to Beijing Municipal Bureau of Commerce and Beijing Administration for Industry and Commerce or any other governmental authority to transfer all the equity interests in the Company from the Pledgor to any person and to obtain a new business license for the Company in the name of such person; and

(b)	sign all necessary documents and undertake all other necessary acts on behalf of the Company to effect and register the transfer of equity interests in the Company any person.

This Power of Attorney is irrevocable and is effective from the date hereof and shall expire on the date on which all Secured Obligations have been fully and irrevocably paid or discharged (the “Senior Discharge Date”).

This power of attorney is in Chinese and English, and the two versions shall be equally enforceable. In case of any discrepancies between the two languages, the English version shall prevail. Terms used in this Power of Attorney and not otherwise defined herein shall have the meaning set forth in the Pledge Agreement.

This Power of Attorney is executed this          day of                     , 2009 by all of the Directors of the Company.

SCH J-1	EQUITY PLEDGE AGREEMENT

Signed:		Signed:
Name:	Mr. ZHANG Kuo	Name:	Mr. FEI Dongping
Title:	Chairman	Title:	Director

Signed:		Signed:
Name:	Mr. ZHOU Hengyang	Name:	Mr. KAM Yuen
Title:	Director	Title:	Director

Signed:		Signed:
Name:	Ms. ZHENG Ting	Name:	Mr. JIANG Jinyu
Title:	Director	Title:	Director

Signed:
Name:	Mr. KWONG Clement Kai Yin
Title:	Director

[Affix Company Seal]

SCH J-2	EQUITY PLEDGE AGREEMENT

IN WITNESS WHEREOF, this Pledge Agreement has been executed as a deed by the Pledgor and has been signed on behalf of the Pledgee on the date first written above.

THE PLEDGOR	)
)
EXECUTED AS A DEED by its director Mr. FEI Dong Ping PYPO HOLDINGS (HK) COMPANY	) ) )	/s/ Fei Dongping
LIMITED	)	Signature

In the presence of

Signature of witness:	/s/ Leong Kim Chuan
Name of witness:	Leong Kim Chuan

THE PLEDGEE	)
)
EXECUTED AS A DEED by the authorised signator(ies) of) NEDERLANDSE FINANCIERINGS- MAATCHAPPIJ VOOR	) ) ) )	Manager Private Equity /s/ T.F. Bakels
ONTWICKELINGSLANDEN N.V.	)	Signature(s)

/s/ S.E.L. Leijten
Manager Legal Affairs Finance

in the presence of:	/s/

Signature of witness:	/s/ ACBPfaeltzer
Name of witness:	ACBPfaeltzer

THE COMPANY	)
)
EXECUTED AS A DEED by its director Mr. FBI Dong Ping BEIJING PYPO TECHNOLOGY GROUP COMPANY LIMITED	) ) ) )	/s/ Fei Dongping
LIMITED	)	Signature

In the presence of

Signature of witness:	/s/ Leong Kim Chuan
Name of witness:	Leong Kim Chuan

SCH J-3	EQUITY PLEDGE AGREEMENT